UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): August 18, 2014 (June 30, 2014)

VISTA HOLDING GROUP, CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-184795	99-0379615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4535 S. 2300E, Suite B Salt Lake City, Utah		84117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 731-8882

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. You should carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, you should not place undue reliance on these forward-looking statements.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 30, 2014, Vista Holding Group, Corp., a Nevada corporation (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Darren Lopez. Pursuant to the terms of the APA, the Company acquired certain assets owned by Mr. Lopez (the “Assets”) in exchange for the issuance by the Company to Mr. Lopez of 10,000,000 shares of the Company’s $0.001 par value common stock (the “Common Stock”). The Assets consist primarily of the rights to a proprietary formula for a blend of nutritional supplements called Low-T Vitamin Formula (“Low-T”). Low-T capsules are intended to be a natural, non-FDA regulated, over-the-counter supplement that addresses the primary contributing factors of decreased levels of testosterone in males over the age of 30. Please see the section entitled “Business” below.

Upon closing of the APA on July 31, 2014: (i) Mr. Lopez was appointed as President, Secretary, Treasurer, member of the Company’s Board of Directors (the “Board”), and (ii) Tatiana Mironenko resigned from her positions as President, Secretary, Treasurer and a member of the Board.

The foregoing description of the APA, the Assets and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the APA, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

As of July 31, 2014, we discontinued entirely our previous line of business as a provider of 3D virtual tours. The Assets acquired pursuant to the APA are located at 4535 S. 2300E, Suite B, Salt Lake City, Utah 84117 and will be principally used to conduct the business of the Company, as described below.

Following the closing of the APA, we will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the Securities and Exchange Commission (the “SEC”).

Background

As used in this Current Report on Form 8-K, all references to “we,” “our,” “us,” “Vista” or the “Company” shall mean Vista Holding Group, Corp.

The Company was incorporated in the state of Nevada in August, 2013 and established a fiscal year end of August 31. We are a development-stage company based in Salt Lake City, Utah and we are engaged in the business of the development, sales, marketing and advertising of products through campaigns that involve the use of internet marketing, social media, e-mail databases, customer retention management (“CRM”) software, telephone call center support and strategic merchant services relationships. While we intend to build product portfolios composed of products from a variety of industries, our initial efforts have focused on products in the nutritional supplements industry. As indicated above, we have already acquired the first product in our planned nutritional supplements portfolio, a blend of nutritional supplements called Low-T (as further described below under the section entitled “Business”) that is targeted at men suffering from low testosterone levels. In the near future, we plan to identify additional product acquisitions, also in the nutritional supplements industry, to expand and diversify our product portfolio. We also plan to develop a portfolio of products in the nutritional supplements industry by applying our in-house competencies in the areas of product development, brand strengthening, marketing, social media and advertising such that the products in our portfolio will gain traction in the United States.

Risk Factors

An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks discussed below. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our Common Stock could decline and investors could lose all or part of their investment.

Risks Related to Our Company

We are a development stage company; we have a history of losses; there are doubts about our ability to continue as a going concern.

We have not achieved our planned principal operations and we are in the development stage of operations. We have incurred net losses since inception, and at this time as well as for the foreseeable future, we expect to finance our activities and overhead expenses through the issuance and sale of our debt or equity securities. The recoverability of the costs incurred by the Company to date is highly uncertain and is dependent upon achieving commercial production and sales of its products, of which no assurances can be given. The Company’s prospects must be considered in light of the risks, expenses and difficulties which are frequently encountered by companies in the development stage in the emerging industry that we hope to commence operations in.

We expect to incur increased operating expenses during the remainder of our fiscal year ending August 31, 2014 and for the foreseeable future. The amount of net losses and the time required for the Company to reach and sustain profitability are uncertain. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, and delays frequently encountered in connection with a development stage business, including, but not limited to, uncertainty as to development and the time required for the Company’s planned products to become available in the marketplace. There can be no assurance that the Company will ever generate revenues or achieve profitability at all or on any substantial basis. These matters raise substantial doubt about the Company’s ability to continue as a going concern, and as such, we expect our independent auditor will express substantial doubt about our ability to continue as a going concern. A result of such a doubt regarding our ability to continue as a going concern may be that the Company will find it difficult to raise capital. If the Company ceases or curtails its development activities due to such difficulties, it is highly likely that you would lose your entire investment.

We will require substantial additional capital to pursue our business plan.

The Company has no revenues and no income. The Company’s capital requirements will depend on many factors, including, among other things, the cost of developing its business and marketing activities, the efficacy and effectiveness of its proposed products, costs (whether or not foreseen), the length of time required to collect accounts receivable it may in the future generate, competing technological and market developments and acceptance. Changes in the Company’s proposed business or business plan could materially increase the Company’s capital requirements. The Company cannot assure you that its proposed plans will not change or that changed circumstances will not result in the depletion of its capital resources more rapidly than currently anticipated.

The Company will need to obtain substantial additional financing to, among other things, fund the future development of any services, products or product lines it attempts to undertake and for general working capital purposes. Any additional equity financing, if available, may be dilutive to stockholders and any such additional equity securities may have rights, preferences or privileges that are senior to those of the holders of its shares of Common Stock. Debt financing, if available, will require payment of interest and may involve security interests on the Company’s assets and restrictive covenants that could impose limitations on the Company’s operating flexibility.

The Company’s ability to obtain needed financing may be impaired by such factors as the capital markets, the capital structure of the Company, the development stage of the Company, the lack of an active market for the shares of Common Stock, and the Company’s lack of profitability, all of which would impact the availability or cost of future financings. The Company cannot assure prospective investors that it will be able to obtain requisite financing in a timely fashion or at all or, if obtained, that such financing will be on acceptable terms. The Company’s inability to obtain needed financing on acceptable terms would have a material, adverse effect on the implementation of its proposed business plan and could result in a total loss of your investment.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process. If funding is available, we may elect to increase the scope of our operations and acquire complementary businesses. Implementing our business plan will require significant additional funding and resources. If we grow our operations, we will need to hire additional employees and make significant capital investments. If we grow our operations, it will place a significant strain on our existing management and resources. If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

The Company is wholly dependent on Darren Lopez.

The Company is wholly dependent on Mr. Lopez, its sole executive officer and director. The future performance of the Company will depend on the continued service of Mr. Lopez and the Company’s ability to retain him and/or hire additional qualified persons. The Company has not yet entered into an employment agreement with Mr. Lopez, but may do so in the future. It is expected that such employment agreement will, among other terms, permit Mr. Lopez to conduct other business activities outside of his employment with the Company. The Company has not obtained any “key-man” life insurance policies nor does it presently plan to obtain or maintain any such policies on Mr. Lopez or any other of its possible future employees. The loss of Mr. Lopez would materially and adversely affect the Company’s proposed business.

Our results of operations may fluctuate from quarter to quarter, which could affect our business, financial condition and results of operations.

Our results of operations may fluctuate from quarter to quarter depending upon several factors, some of which are beyond our control. These factors include, but are not limited to,

•	Spending patterns of consumers may change.
•	Public perception of our products.
•	Advertising costs (TV, Radio, Online) and media may fluctuate due to upcoming elections.
•	Consumer acceptance of products may differ.
•	Political and economic factors, e.g., war, natural disasters, etc.

These and other factors could affect our business, financial condition and results of operations, and this makes the prediction of our financial results on a quarterly basis difficult. Also, it is possible that our quarterly financial results may be below the expectations of public market analysts.

We may be unable to maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results.

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources and systems. We do not at the moment have a chief financial officer, a chief accounting officer, or any employee with a financial or accounting background, though we are conducting a search for such an individual. At present, we would be unable to conclude that we maintain an effective system of internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we could experience delays or inaccuracies in our reporting of financial information, or non-compliance with the SEC, reporting and other regulatory requirements. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, cause our stock price to drop.

Risks Related to Our Business and Industry

Unfavorable publicity or consumer perception of our products and any similar products distributed by other companies could have a material adverse effect on our business.

We will be highly dependent upon consumer acceptance of the safety, efficacy and quality of our products, as well as similar products distributed by other companies. Consumer acceptance of products can be significantly influenced by scientific research or findings, national media attention and other publicity about product use. A product may be received favorably, resulting in high sales associated with that product that may not be sustainable as consumer preferences change. In addition, recent studies have challenged the safety or benefit of certain nutritional supplements and dietary ingredients. Future scientific research or publicity could be unfavorable to our industry or any of our particular products and may not be consistent with earlier favorable research or publicity. A future research report or publicity that is perceived by our consumers as less than favorable or that question earlier favorable research or publicity could have a material adverse effect on our ability to generate revenue. Adverse publicity in the form of published scientific research, statements by regulatory authorities or otherwise, whether or not accurate, that associates consumption of our products or any other similar products with illness or other adverse effects, or that questions the benefits of our or similar products, or that claims that such products are ineffective could have a material adverse effect on our business, reputation, financial condition or results of operations.

We may incur material product liability claims, which could increase our costs and adversely affect our reputation, revenues and operating income.

Currently we are a development stage company and we believe we have no products requiring liability insurance. However, in the future we intend to obtain insurance coverage because if we become a retailer, formulator and/or manufacturer of products designed for human consumption, we will be subject to product liability claims if the use of our products, whether manufactured by us or by our third-party manufacturer, were to be alleged to have resulted in illness or injury or if our products were to include inadequate instructions or warnings. Our products will consist of vitamins, minerals, herbs and other ingredients that are classified as foods or dietary supplements and are not necessarily subject to pre-market regulatory approval or clearance by the U.S. Food and Drug Administration (“FDA”) or other governmental authorities. Our products could contain spoiled or contaminated substances, and some of our products contain ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. A product liability claim against us could result in increased costs and could adversely affect our reputation with our customers, which, in turn, could have a materially adverse effect on our business, results of operations, financial condition and cash flows.

If we experience product recalls, we may incur significant and unexpected costs and damage to our reputation and, therefore, could have a material adverse effect on our business, financial condition or results of operations.

To the extent we engage in product sales in the future, we may be subject to product recalls, withdrawals or seizures if any of the products we formulate, manufacture or sell are believed to cause injury or illness or if we are alleged to have violated governmental regulations in the manufacture, labeling, promotion, sale or distribution of our products. A recall, withdrawal or seizure of any of our products could materially and adversely affect consumer confidence in our brands and lead to decreased demand for our products. In addition, a recall, withdrawal or seizure of any of our products would require significant management attention, would likely result in substantial and unexpected expenditures and could materially and adversely affect our business, financial condition or results of operations.

We acquire a significant amount of key ingredients for our products from foreign suppliers, and may be negatively affected by the risks associated with international trade and importation issues.

We acquire a significant amount of key ingredients for a number of our products from suppliers outside of the United States.  Accordingly, the acquisition of these ingredients is subject to the risks generally associated with importing raw materials, including, among other factors, delays in shipments, changes in economic and political conditions, quality assurance, nonconformity to specifications or laws and regulations, tariffs, trade disputes and foreign currency fluctuations.  We cannot assure you that raw materials received from suppliers outside of the United States will conform to all specifications, laws and regulations.  There have in the past been quality and safety issues in our industry with certain items imported from overseas.  We may incur additional expenses and experience shipment delays due to preventative measures adopted by the U.S. government, our suppliers and our company.

We operate in a highly competitive industry and compete against many large companies that could harm our business.

Many companies worldwide are dedicated to our business of developing, selling, marketing and advertising products in the nutritional supplement industry. We expect more companies to enter this industry. Our competitors vary in size from small companies to very large companies with dominant market shares and substantial financial resources. Most of our competitors have significantly greater financial, marketing and development resources than we have. As a result, we may not be able to devote adequate resources to develop, acquire or license new supplements, undertake extensive marketing campaigns, adopt aggressive pricing policies or adequately compensate our suppliers to the same degree as certain of our competitors. In particular, any of our competitors may offer products and services that have significant performance, price, creativity and/or other advantages over our supplements. These competing products and services may significantly affect the demand for our services. In addition, any of our current or future competitors may be acquired by, receive investments from or enter into other strategic relationships with larger, longer-established and better-financed companies and therefore obtain significantly greater financial, marketing and product development resources than we have. If we are unable to compete effectively in our principal markets, our business, financial condition and results of operations could be materially and adversely affected.

We may be unable to protect our intellectual property from infringement by third parties, and third parties may claim that the Company infringes on their intellectual property, either of which could materially and adversely affect the Company.

Despite our efforts to protect the Company’s intellectual property, third parties may infringe or misappropriate the Company’s intellectual property or may develop intellectual property competitive with that of the Company. The Company’s competitors may independently develop similar technology or otherwise duplicate the Company’s proposed processes or services. As a result, the Company may have to litigate to enforce and protect its intellectual property rights to determine their scope, validity or enforceability. Intellectual property litigation is particularly expensive, time-consuming, diverts the attention of management and technical personnel and could result in substantial cost and uncertainty regarding the Company’s future viability. The loss of intellectual property protection or the inability to secure or enforce intellectual property protection would limit the Company’s ability to produce and/or market its products in the future and would likely have a material, adverse effect on any revenues the Company may in the future be able to generate by the sale or license of such intellectual property.

Our sales and profitability may be affected by changes in economic, business and industry conditions.

If the economic climate in the United States or abroad deteriorates, customers or potential customers could reduce or delay their nutritional supplement purchases or investments. Reduced or delayed nutritional supplement purchases or investments could decrease our sales and profitability. In this environment, our customers may experience financial difficulty and fail to budget or reduce budgets for the purchase of our products and professional development, sales, marketing and advertising services. This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline. In addition, general economic uncertainty and general declines in capital spending in the supplement sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve. There are many other factors which could affect our business, including:

•	the introduction and market acceptance of new supplement technologies, products and services;
•	new competitors and new forms of competition;
•	the size and timing of customer orders;
•	adverse changes in the credit quality of our customers and suppliers;
•	changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;
•	changes in the terms of our contracts with our customers or suppliers;
•	the availability of products from our suppliers; and
•	variations in product costs and the mix of products sold.

These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

Risks Related to Our Common Stock

There is a limited market for our common stock which may make it more difficult to dispose of your stock.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “VSHG.” There is an extremely limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell shares of our common stock, or the prices at which holders may be able to sell their common stock.

A sale of a substantial number of shares of our common stock may cause the price of the common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

Because our principal stockholder controls a significant number of shares of our common stock, he has effective control over actions requiring stockholder approval.

Mr. Lopez, our sole executive officer, director and principal stockholder beneficially owns more than 90% of our outstanding shares of Common Stock. Accordingly, he has the ability to control the Company and the outcome of issues submitted to our stockholders.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock would depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Business

The Company was incorporated in the state of Nevada in August, 2013 and established a fiscal year end of August 31. We are a development-stage company based in Salt Lake City, Utah and we are engaged in the business of the development, sales, marketing and advertising of products through campaigns that involve the use of internet marketing, social media, e-mail databases, CRM software, telephone call center support and strategic merchant services relationships. While we intend to build product portfolios composed of products from a variety of industries, our initial efforts have focused on products in the nutritional supplements industry. As indicated above, we have already acquired the first product in our planned nutritional supplements portfolio, a blend of nutritional supplements that is targeted at men suffering from low testosterone levels. In the near future, we plan to identify additional product acquisitions, also in the nutritional supplements industry, to expand and diversify our product portfolio. We also plan to develop a portfolio of products in the nutritional supplements industry by applying our in-house competencies in the areas of product development, brand strengthening, marketing, social media and advertising such that the products in our portfolio will gain traction in the United States.

Initial Product

On July 31, 2014, we acquired the rights to a proprietary formula for a blend of nutritional supplements called Low-T Vitamin Formula (“Low-T”). Low-T capsules are intended to be a natural, non-FDA regulated, over-the-counter supplement that addresses the primary contributing factors of decreased levels of testosterone in males over the age of 30. The following is a brief description of the ingredients that compose Low-T, and how each of these ingredients helps to supplement the body’s own testosterone production:

Bulbine Natalensis

This South African herb naturally boosts testosterone, while simultaneously lowering estrogen levels in the body. Rodents who were given 25mgs/kg of bodyweight of this ingredient demonstrated an average testosterone level at 260% of the control group (with a concurrent 20% decrease of estrogen) when administered at the lowest tested dosage. Rodents taking 50mgs/kg showed a 347% increase in testosterone levels compared to the control group.

Nettle Root

Nettle Root grows in many parts of the world, but has been naturalized to Brazil. This root contains an aromatase inhibitor. Aromatase is the enzyme present in belly fat that makes testosterone inactive. Additionally, Nettle Root is high in zinc, which offers prostate support, and it also inhibits Sex Hormone-Binding Globulin (SHBG) – which is linked to male infertility, low sex drive and erectile dysfunction. By adding Nettle Root to the Low-T, a natural increase of testosterone and optimum male hormone balance can be achieved.

DHEA

Dehydroepiandrosterone (“DHEA”) is a steroid hormone that is produced naturally in the body by the adrenal glands. The body converts DHEA into sex hormones, such as estrogen and testosterone. DHEA levels typically peak for men in the late 20’s, and further decline with age. In a placebo-controlled, randomized, double blind study, researchers from the Washington School of Medicine demonstrated that DHEA supplementation helps to prevent abdominal obesity, and may be a useful treatment in metabolic syndrome, which is a condition where six or more risk factors for heart disease and diabetes are present. Researchers also discovered a significant increase in insulin sensitivity when using DHEA. By offering protection against insulin resistance, and reducing fat levels, DHEA provides a significant overall health benefit including higher levels of energy, and a decreased risk of cardiovascular diseases.

Vitamin B5

There are a number of vitamins and minerals that have been shown to be essential to promote natural, healthy testosterone production in men. One such vitamin is Vitamin B5. Men who suffer from low testosterone often have overworked adrenal glands, and Vitamin B5 has been shown to help support adrenal glands, and increase their natural production of testosterone.

Basella Alba

Basella Alba is an edible perennial vine found in Asia and Africa. It is commonly known as Asian spinach. Research shows Basella Alba can help increase healthy bodyweight, as well as increase seminal weight, due to its ability to significantly increase the body’s natural production of testosterone.

In addition to the product described above, we also acquired the following as part of the Assets:

•	Manufacturing relationship with UST Sales Corp. This manufacturer has established sources for the key ingredients and is a pharmaceutical grade manufacturing facility.

•	Low-T Logo and various artwork and sales sheets.

•	The following domain names and the websites that have been developed so far for each of them:

◦	www.LowTvitamin.com
◦	www.Manhoodboost.com
◦	www.Steroidspro.com
◦	www.tboost.info

Our Strategy

We intend that by putting the products in our nutritional supplements portfolio through our “marketing incubator”, said products will gain traction in the United States. Our marketing incubator is principally composed of several strategic components, including social media marketing, direct e-mail campaigns, Internet marketing campaigns, call center coverage and relationships with merchant services.

Social Media Marketing

We believe that when marketing nutritional supplements like Low-T, the best means of educating potential consumers is through word of mouth. In the digital age we live in, the modern equivalent of a word of mouth recommendation translates into postings and “tweets” on Facebook, blogs and Twitter. We believe we have developed a unique method of mining the data attached to the aforementioned social media platforms with the intention of converting digital impression into sales of our products. The following is a very brief synopsis of the social media marketing tools and proprietary strategies we intend to employ:

•	Followers: Currently, we have access to more than 90 million active Facebook accounts. This entire database of followers is organized into market sector subsets, as well as into any number of subsets based on demographic, geographic and other highly specific applied variables and data points we select to ensure we can develop laser-focused messaging and branding strategies.

•	Graph Surveys: Using a proprietary algorithm, we can generate very specific surveys and data-collecting initiatives to conduct market research that tells us about the individuals who comprise a target market or profile subset. This data helps to define a product’s audience, and yields the type of specificity that helps to ensure the success of our campaigns. In addition, the data garnered from these surveys helps determine user behavior and propensities to purchase.

•	User Sentiments: We apply proprietary algorithms to our social media database to make it possible for us to evaluate user sentiment and/or interest about our products. Surveys, queries, keywords, Facebook ‘Likes’ and interest campaigns all help us uncover specific facts about what targeted groups of users within our 90 million active accounts think or feel about our products. For example, men who are experiencing symptoms common to sufferers of low testosterone are systematically identified through our queries, and then clustered into new subsets based on the specific parameters we apply. The data we yield from these methods provides critical insights into the brand messaging we need to use for subsets within our target market, and helps to generate marketing and branding campaigns based on the true sentiment and interest indicators found within our target market.

Direct Email Campaigns

Our team has exclusive access to our in-house e-mail database. Each e-mail address holder in this database is highly analyzed, and specifically organized into subsets inside of larger subsets. Many of our e-mail lists are comprised of addresses obtained through unique push campaigns where the people attached to the e-mail address paid to be a part of the database. These lists are collected in active archives that allow us to push information as well as product offers directly to people who have made it known they want to know about our offers. Each e-mail campaign is critically developed using some of our tested methods to ensure the messaging is tailored to a specific individual, and each of our campaigns include up-sale offers to convert a single e-mail push into multiple sales.

Internet Marketing Campaigns

The mainstream, “brick and mortar” marketplace has been disrupted by the fact that many consumers now shop for products on-line in an attempt to find lower priced or of better quality/value products than those that the consumer might find in a physical storefront location. As a result, internet marketing has become a vital part of our marketing strategy. There a number of variables in play when it comes to executing a truly successful campaign for legitimate products via an internet campaign. Using the our product portfolio focus as an example, finding nutritional supplements via an internet campaign is a common way consumers might access information about these products before ultimately making a purchase decision. In order to set the internet marketing campaigns for our products apart from competitors carrying out similar internet campaigns for their nutritional supplement products, we have developed a strategy composed of the following components:

•	Landing Pages: A well-crafted website landing page is a key element to our strategy. Each landing page we create for products such as Low-T takes into account the neural linguistic messaging (“NLM”), and application of graphic and visual content placement presented to the consumer through the product’s website landing page. Our team creates multiple customized pages with specific messaging that applies the data we’ve already learned about the sentiment of our target market consumers. We utilize advertorial content, jump pages, partial page concepts, buy pages, and up-sell pages that convert our target market into current and continuing customers for our products and services.

•	CRM: The customer experience is one of our most important considerations. So our campaigns integrate all of our various landing pages into our “Clickja CRM” strategy. This strategy is a turnkey solution that provides all of the following proprietary features:

•	Easy product set up for different campaigns for the same product
•	The ability to add hundreds of merchant accounts with total load balancing
•	The ability to set up publisher accounts with private log-in and reports
•	Customized reporting tools including billing, publisher conversions, conversions by hour, refunds, fulfillment, declines, tracking and many more
•	Automated fulfillment reporting
•	Up-sell and buy page monetization of complete sales cycles

Call Center Coverage

The use of a traditional telephone call center is an important component of our overall marketing strategy. While there is a huge migration of consumers buying products and services on the Internet, consumers often prefer a human being to provide them with support and customer service. By integrating a highly efficient call center staffed by people rather than computers into our overall marketing strategy, we believe we will be able to convert more leads generated on the internet into successful sales.

•	Call Center Team: Our call center provides us with back up support, but it also gives us the ability to combine our social media and internet campaigns with infomercials or other marketing channels as well. Depending on the product or service we are marketing, the options are completely supported to the highest level. Our call center team covers all of the following:

•	Management of customer complaints
•	Recuperation of sales from customers that prefer human interaction over on-line portals
•	Implementation of up-sell opportunities generated by any and all of our campaigns
•	Implementation of direct call campaigns as necessitated by product/service
•	Expansion of our campaigns’ reach

Merchant Services

Another component of our marketing campaign is to make sure that we execute our sales, and protect ourselves, as well as our clients, from fraud. We have a strategic relationship with a number of the leading merchant services processors, which gives us the ability to transact business globally. By leveraging hundreds of merchant accounts for each campaign, we have the ability to handle charge-backs and product returns without compromise or decreased momentum to any of our marketing campaigns.

Employees

As of the date of this Current Report on Form 8-K, we have no employees besides Darren Lopez, the Company’s President, Treasurer and Secretary.

Properties

We do not own any real estate or other properties.

Legal Proceedings

In the ordinary course of business, we may be involved in legal proceedings from time to time. As of the date hereof, except as set forth herein, there are no known legal proceedings against the Company. No governmental agency has instituted proceedings, served, or threatened the Company with any complaints.

Management’s Discussion and Analysis or Plan of Operation

The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, our financial statements (and notes related thereto) and other more detailed financial information appearing elsewhere in this Current Report on Form 8-K. Consequently, you should read the following discussion and analysis of our financial condition and results of operations together with such financial statements and other financial data included elsewhere in this Current Report on Form 8-K. Some of the information contained in this discussion and analysis or set forth elsewhere in this Current Report on Form 8-K, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Current Report on Form 8-K for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The Company was incorporated in the state of Nevada in August, 2013 and established a fiscal year end of August 31. We are a development-stage company based in Salt Lake City, Utah and we are engaged in the business of the development, sales, marketing and advertising of products through campaigns that involve the use of internet marketing, social media, e-mail databases, CRM software, telephone call center support and strategic merchant services relationships. While we intend to build product portfolios composed of products from a variety of industries, our initial efforts have focused on products in the nutritional supplements industry. As indicated above, we have already acquired the first product in our planned nutritional supplements portfolio, a blend of nutritional supplements called Low-T that is targeted at men suffering from low testosterone levels. In the near future, we plan to identify additional product acquisitions, also in the nutritional supplements industry, to expand and diversify our product portfolio. We also plan to develop a portfolio of products in the nutritional supplements industry by applying our in-house competencies in the areas of product development, brand strengthening, marketing, social media and advertising such that the products in our portfolio will gain traction in the United States.

Plan of Operations

We intend to build our business by beginning production of Low-T and then by identifying other products, potentially in other industries, to build our product portfolios. By combining such product portfolios with our in-house competencies in the areas of product development, brand strengthening, marketing, social media and advertising, we plan to create a diverse revenue stream across a variety of industries.

We operate with virtually no capital. We are presently attempting to raise sufficient funds to enter into production of Low-T. We estimate that we will require an additional $20,000 to continue to our present development of Low-T and approximately an additional $180,000 to begin actual production of Low-T as well as for working capital. We anticipate that the receipt of such funds would enable us to satisfy our cash requirements for a period of 12 months.

We have no long term debt and have been able to meet our past financial obligations, including operational expenses and acquisition costs, on a current basis.

We cannot assure you that we will be able to put Low-T into production or to further develop other products or product portfolios and we cannot assure you that $200,000 would be sufficient to enable us to fully fund our anticipated cash requirements.  In addition, we cannot assure you that the requisite financing, whether over the short or long term, will be raised within the necessary time frame or on terms acceptable to us, if at all.  Should we be unable to raise sufficient funds we may be required to curtail our operating plans if not cease them entirely.  As a result, we cannot assure you that we will be able to operate profitably on a consistent basis, or at all, in the future.

Recent Events – Securities Purchase Agreement

On June 25, 2014, Darren Lopez and Tatiana Mironenko entered into the SPA (as hereinafter defined), pursuant to which Ms. Mironenko sold 2,800,000 shares of Common Stock to Mr. Lopez for an aggregate purchase price of $295,000.

Upon closing of the transaction contemplated by the SPA on July 31, 2014, Mr. Lopez acquired 2,800,000 shares of Common Stock, thereby becoming the majority shareholder of the Company.

Recent Events – Asset Purchase Agreement

On June 30, 2014, the Company entered into the APA with Darren Lopez. Pursuant to the terms of the APA, the Company acquired the Assets in exchange for the issuance by the Company to Mr. Lopez of 10,000,000 shares of Common Stock.

Mr. Lopez was appointed to the Board on July 16, 2014. Upon the closing of the APA on July 31, 2014: (i) Mr. Lopez was appointed as the Company’s President, Secretary, Treasurer, and (ii) Tatiana Mironenko resigned from her positions as President, Secretary, Treasurer and a member of the Board.

Liquidity and Capital Resources

As of August 18, 2014, our cash balance is $1,800. We expect that working capital requirements will continue to be funded through a combination of our existing funds and further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business.

Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund our operations over the next 12 months. We have no lines of credit or other bank financing arrangements. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) acquisition of inventory of Low-T; (ii) developmental expenses associated with a start-up business; and (iii) sales, marketing and advertising expenses. We intend to finance these expenses with further issuances of securities, and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Going Concern

We expect that the independent auditors' report accompanying our August 31, 2014 financial statements will contain an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements will thus be prepared "assuming that we will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business, as to which there can be no assurance.

Directors and Executive Officers

The name, age and positions of our director and executive officer as of the date of this Current Report on Form 8-K, are as follows:

Name	Age	Position
Darren Lopez	45	President, Treasurer, Secretary, and Director

Certain biographical information of Mr. Lopez is set forth below.

Mr. Lopez founded Ageless Enterprises in 2000 and remains its owner and operator as of the date hereof. Since 2000, he helped incubate and develop multiple companies as a consultant, advisor, production and sales expert. Among other matters, Mr. Lopez (i) helped with production establishment, logistics, initial sales staff and publicity with a cosmetic company that grew from zero in revenues to over 20 million in revenues, (ii) secured 3 million in orders for a weight loss start-up company, and (iii) established sales and distribution for a cleaning supply company and helped establish broker sales force that resulted in over 8,000 locations carrying their product. Mr. Lopez also founded Hunter Marketing, a specialty database and media buying company serving the public market sector, in 2011 and remains its owner and operator as of the date hereof. Since 2011, he built media program sales from zero up to $800,000 a year. Mr. Lopez received a B.S. in Communications from the University of Utah in 1993 and an MBA from the University of Phoenix in 2009.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Board Committees

We have not previously had an audit committee, compensation committee or nominations and governance committee, but may establish them in the future.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees on which they serve. We may compensate directors in the future through stock options granted under a stock incentive plan.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is indebted to us.

Family Relationships

None.

Legal Proceedings

As of the date of this report, there is no material proceeding to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on August 2, 2012 to August 31, 2013.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation($)	Total ($)

Darren Lopez	2012	- - -	- - -	- - -	- - -	- - -
President, Secretary and Treasurer	2013	- - -	- - -	- - -	- - -	- - -

Certain Relationships and Related Transactions, and Director Independence

As a result of the shares he acquired upon closing of the SPA and the APA, Mr. Lopez, our sole executive officer, director and principal stockholder, beneficially owns more than 90% of our outstanding shares of common stock.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this Current Report on Form 8-K regarding the beneficial ownership of our Common Stock, based on 14,140,000 shares of Common Stock issued and outstanding by (i) each person or entity who, to our knowledge, owns more than 5% of our Common Stock and (ii) each executive officer and director. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power over the shares.

Shares of Common Stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of the date of this Current Report on Form 8-K, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Darren Lopez (2)	12,800,000	90.5%

1.	Based on 14,140,000 shares of Common Stock issued and outstanding as of July 31, 2014, taking into account the consummation of the transactions contemplated by the APA and the SPA.

2.	Mr. Lopez can be reached at the corporate offices located at 4535 S. 2300E, Suite B, Salt Lake City, UT 84117

Description of Securities

Common Stock

We are authorized to issue 75,000,000 shares of $0.001 par value common stock. As of the date of this Current Report on Form 8-K, there are 14,140,000 such shares issued and outstanding.

Holders of our common stock are entitled to one vote per share. Our articles of incorporation do not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of the company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Trading Information

Our common stock trades in the over-the-counter market and is quoted on the OTC Bulletin Board under the trading symbol VSHG.

Transfer Agent

The transfer agent and registrar for our common stock is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725.

Holders of Record

As of the date of this Current Report on Form 8-K, there were approximately 7 holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

Indemnification of Directors and Officers

Our bylaws provide that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, none of our directors or officers shall have any liability to us or our shareholders for monetary damages. The Nevada Revised Statutes provide that a corporation’s charter documents may include a provision which restricts or limits the liability of its directors or officers to the corporation or its shareholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our bylaws provide that we shall indemnify our currently acting as well as our former directors and officers to the fullest extent permitted by the Nevada Revised Statutes, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their capacities with our company. However, nothing in our bylaws protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of negligence or misconduct of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Please see Item 2.01 of this current report on Form 8-K, which is incorporated herein by reference.

The 10,000,000 shares of Common Stock issued to Mr. Lopez in connection with the APA were not registered under the Securities Act and were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.  Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

ITEM 5.01	CHANGE IN CONTROL OF THE REGISTRANT.

On June 25, 2014, Darren Lopez and Tatiana Mironenko entered into a Securities Purchase Agreement (the “SPA”), pursuant to which Ms. Mironenko agreed to sell 2,800,000 shares of Common Stock to Mr. Lopez for an aggregate purchase price of $295,000. Upon closing of the transaction contemplated by the SPA on July 31, 2014, Mr. Lopez acquired 2,800,000 shares of Common Stock, or approximately 67.6% of all the then issued and outstanding shares of the Company’s Common Stock.

The Company is presently authorized to issue 75,000,000 shares of Common Stock. As of June 25, 2014, 4,140,000 shares of Common Stock were issued and outstanding. After the closing of the transaction contemplated by the SPA and APA, as of July 31, 2014, there were 14,140,000 shares of Common Stock issued and outstanding.

The foregoing description of the SPA, the securities acquired thereunder and the related transactions does not purport to be complete. The shares of Common Stock transferred to Mr. Lopez in connection with the SPA were not registered under the Securities Act, and were transferred in reliance upon the exemption from registration provided by Rule 144 of the Securities Act.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July16, 2014, Tatiana Mironenko, then the sole member of the Board, appointed Darren Lopez to serve as a member of the Board. On July 31, 2014, the Board appointed Darren Lopez to serve as President, Secretary and Treasurer of the Company. Other than the APA and the SPA, there are no understandings or arrangements between Mr. Lopez and any other person pursuant to which Mr. Lopez was appointed as director.

On July 31, 2014, Tatiana Mironenko tendered, and the Board accepted, her resignation from her positions with the Company as President, Secretary, Treasurer and member of the Board. Ms. Mironenko’s resignation is not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

2.1	Form of Asset Purchase Agreement between the Company and Darren Lopez (filed herewith)

3.1	Articles of Incorporation of the Company (incorporated by reference to the Registration Statement on Form S-1 filed on November 7, 2012)

3.2	Bylaws of the Company (incorporated by reference to the Registration Statement on Form S-1 filed on November 7, 2012)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA HOLDING GROUP, CORP.

Date: August 18, 2014	By:	/s/ Darren Lopez
Darren Lopez
President, Treasurer and Secretary

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